Exhibit 10.27

FIRST AMENDMENT
TO THE
LANDS’ END, INC. 2014 STOCK PLAN
This Amendment to the Lands’ End, Inc. 2014 Stock Plan (the “Plan”) is made by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Lands’ End, Inc. (the “Corporation”) as of August 1, 2014, pursuant to Section 13 of the Plan. Terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.
1.     Section 2.26 of the Plan is hereby created to read as follows:
“2.26.    Change in Control shall mean the occurrence of any of the following events:

(a)    The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) fifty percent (50%) or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this subclause a., the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any Person which as of the date hereof beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) twenty percent (20%) or more of the Outstanding Common Stock, or (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)    The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than fifty percent (50%) of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(c)    The consummation of a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).”

2.    Section 12.3 of the Plan is created to read as follows:

“12.3.    Change in Control.

“(a)    Upon the occurrence of a Change in Control, any non-vested portion of an Eligible Individual’s award shall fully vest in the event of either:

(i)    The failure by the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), to assume or continue the Company’s rights and obligations under each or any award or portion thereof outstanding immediately prior to the Change in Control, or to substitute for each or any such outstanding award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock or other consideration of equivalent value as of the effective date of the Change in Control; or

(ii)    The Eligible Individual’s termination of employment within eighteen (18) months following a Change in Control on account of a termination by the Company (or any Acquiror) for any reason other than Cause or on account of an Eligible Individual’s resignation for Good Reason.

(b)    For purposes of Subsection 12.3(a):

(i)    “Cause” means (i) a material breach by the Eligible Individual (other than a breach resulting from Eligible Individual’s incapacity due to a Disability) of the Eligible Individual’s duties and responsibilities which breach is demonstrably willful and deliberate on Eligible Individual’s part, is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (ii) the commission by the Eligible Individual of a felony; or (iii) dishonesty or willful misconduct in connection with the Eligible Individual’s employment.

(ii)    “Good Reason” shall mean, without the Eligible Individual’s written consent, (i) a reduction of more than ten percent (10%) in the sum of the Eligible Individual’s annual base salary and target bonus under Company’s Annual Incentive Plan; (ii) the Eligible Individual’s mandatory relocation to an office more than fifty (50) miles from the primary location at which Eligible Individual was previously required to perform Eligible Individual’s duties; or (iii) any other action or inaction that constitutes a material breach of the terms of this Agreement, including failure of a successor company to assume or fulfill the obligations under this Agreement, provided that the Company shall have failed to remedy any Good Reason event within 60 days of the Eligible Individual’s providing notice to the Company of the Good Reason event.

Notwithstanding the foregoing, with respect to any Eligible Individual who is party to an executive severance agreement or other employment agreement with the Company as of the date of his/her termination of employment (an “ESA”), “Cause” and “Good Reason” as used in Subsection 12.3(a) shall have the same meaning as those terms are defined in the Eligible Individual’s ESA.”

3.    All other terms and conditions of the Plan shall remain unmodified and in full force and effect.